TROUTMAN SANDERS LLP Attorneys at Law Troutman Sanders Building 1001 Haxall Point P.O. Box 1122 (23218-1122) Richmond, Virginia 23219 804.697.1200 telephone troutmansanders.com

Exhibit 5.02
August 27, 2015
SCANA Corporation
100 SCANA Parkway
Cayce, South Carolina 29033
Ladies and Gentlemen:
We are acting as special counsel for SCANA Corporation, a South Carolina corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) on or about the date hereof, of a registration statement on Form S-3 (the “Registration Statement”). The Registration Statement relates to the proposed sale from time to time pursuant to Rule 415 of the Securities Act of 1933, as amended (the “Act”), of (i) Medium Term Notes (the “Notes”) to be issued pursuant to the provisions of an Indenture, dated as of November 1, 1989, as supplemented (as so supplemented, the “Indenture”), between the Company and The Bank of New York Mellon Trust Company, N.A. (as successor to The Bank of New York), as trustee, and as further supplemented, if needed, by one or more supplemental indentures (each, a “Supplemental Indenture”), the forms of which Supplemental Indentures will be filed, as necessary, as exhibits to a Form 8-K incorporated by reference into the Registration Statement, and (ii) shares of the Company’s Common Stock (“Common Stock”). The Notes are to be sold from time to time as set forth in the Registration Statement, the Prospectus comprising a part thereof (the “Prospectus”) and any supplement to the Prospectus (the “Prospectus Supplement”).
This opinion is delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act.
In connection with this opinion, we have examined originals or copies, certified or otherwise identified to our satisfaction, of such corporate records, agreements, and other instruments, certificates, orders, opinions, correspondence with public officials, certificates provided by the Company’s officers and representatives, and other documents as we have deemed necessary or advisable for the purposes of rendering the opinions set forth herein, including (i) the corporate and organizational documents of the Company, including the Restated Articles of Incorporation, as amended to date, and the Bylaws of the Company, as amended to date, (ii) certain resolutions adopted by the Board of Directors of the Company (the “Board”) with respect to the filing of the Registration Statement, the offering of the Notes and certain related matters, (iii) the Registration Statement and exhibits thereto, including the prospectus comprising a part thereof, and (iv) the Indenture.

ATLANTA BEIJING CHARLOTTE CHICAGO HON KONG NEW YORK ORANGE COUNTY PORTLAND RALEIGH
RICHMOND SAN DIEGO SAN FRANCISCO SHANGHAI TYSONS CORNER VIRGINIA BEACH WASHINGTON, DC

SCANA Corporation
August 27, 2015

In making such examination and rendering the opinions set forth below, we have assumed without verification (i) that all documents submitted to us as originals are authentic, complete and accurate, (ii) that all signatures on documents submitted to us are genuine, (iii) that all individuals executing such documents had the requisite legal capacity, (iv) that all documents submitted to us as copies conform to authentic original documents, and (v) that any documents not yet executed will be duly executed in form(s) duly authorized and established in accordance with the action of the Board or a duly authorized committee of the Board.
To the extent that the obligations of the Company with respect to the Notes may be dependent upon such matters, we assume for purposes of this opinion that the trustee under the Indenture and any Supplemental Indenture is duly qualified to engage in the activities contemplated by the Indenture or Supplemental Indenture; that the Indenture or any Supplemental Indenture has been duly authorized, executed and delivered by the trustee and constitutes the legal, valid and binding obligation of the trustee enforceable against the trustee in accordance with its terms; that the trustee is in compliance with respect to the performance of its obligations under the Indenture and all Supplemental Indentures and with all applicable laws and regulations; and that the trustee has the requisite organizational and legal power and authority to perform its obligations under the Indenture or all Supplemental Indentures.
The opinions expressed below are subject to, and qualified and limited by the effects of: (i) bankruptcy, fraudulent conveyance or fraudulent transfer, insolvency, reorganization, moratorium, liquidation, conservatorship and similar laws, and limitations imposed under judicial decisions related to or affecting creditors’ rights and remedies generally, (ii) general equitable principles, regardless of whether the issue of enforceability is considered in a proceeding in equity or at law (regardless of whether arising prior to, or after, the date hereof), and principles limiting the availability of the remedy of specific performance or injunctive relief, (iii) concepts of good faith, fair dealing and reasonableness, and (iv) the possible unenforceability under certain circumstances of provisions providing for indemnification or contribution that are contrary to public policy. We also express no opinion concerning the enforceability of (a) the choice of New York law in the Indenture or any applicable Supplemental Indenture, under the laws of any jurisdiction other than New York or (b) the waiver of rights or defenses contained in the documents establishing the Notes.
In rendering the opinions expressed below, we have assumed that: (i) the Company is, as of the date hereof, and will continue to be, validly existing and in good standing under the laws of the State of South Carolina, and has, and will continue to have, all requisite power and authority to enable it to execute, deliver and perform its obligations under the Notes and the related documents; (ii) the relevant Notes will be issued and sold after all applicable regulatory approvals have been obtained and in compliance with applicable law (including the Trust Indenture Act of 1939, if applicable, and state securities or “blue sky” laws) and pursuant to and in the manner stated in the Registration Statement and the applicable Prospectus Supplement, and the relevant Notes will be established so as not to, and the execution, delivery and performance of the Indenture or any applicable Supplemental Indenture, will not, violate, conflict with or constitute a default under any applicable laws, rules or regulations to which the Company is subject; (iii) the Company will duly authorize the offering and issuance of the Notes and will duly authorize, approve and establish the

SCANA Corporation
August 27, 2015

final terms and conditions thereof and of the Indenture or any applicable Supplemental Indenture and will take any other appropriate additional corporate action with respect thereto; (iv) the Registration Statement, and any amendments thereto (including post-effective amendments), will be, at the time of issuance and sale of the relevant Notes, effective under the Act; (v) at the time of issuance and sale of the relevant Notes, a Prospectus Supplement will have been filed with the Commission describing the Notes; (vi) the Indenture and each Supplemental Indenture will be governed by the laws of the State of New York; (viii) the choice of New York law in each of the Indenture and each Supplemental Indenture purporting to be governed by the laws of the State of New York is legal, valid, binding and enforceable under the laws of all applicable jurisdictions; (ix) the Notes will not bear interest at a rate that is usurious under the laws of the jurisdiction governing the creation thereof; and (x) the execution, delivery and performance by the Company of the Indenture and each Supplemental Indenture do not and will not constitute a breach, conflict, default or violation of (a) the Company’s Restated Articles of Incorporation, as amended, or Bylaws, or any agreement or other instrument to which the Company or its properties are subject, (b) any judicial or regulatory order or decree of any governmental authority or (c) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority.
Based upon the foregoing, and subject to the assumptions, qualifications and limitations stated herein, we are of the opinion that when, in accordance with action of the Board or a committee thereof, (i) the Indenture and any Supplemental Indenture or other instrument thereunder to be entered into, or otherwise executed or adopted, in connection with the issuance of the Notes have been duly executed and delivered by the Company and the trustee named therein, (ii) the Notes have been duly executed, authenticated and delivered in accordance with the terms of the Indenture and any Supplemental Indenture, and (iii) the Notes have been validly issued and sold, and the purchase price therefor has been paid to the Company, in the manner contemplated by the Registration Statement and in any relevant amendment thereto or in any Prospectus Supplement and in accordance with the Indenture and the relevant Supplemental Indenture, the Notes will be valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.
The foregoing opinions are limited solely to the federal law of the United States of America and the laws of the State of New York, except that we express no opinion as to the effect of the securities or blue sky laws of any state (including, without limitation, the State of New York), municipal law or the laws of any agencies within any state (including, without limitation, the State of New York). This opinion is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated herein. As to all matters of South Carolina law, we have relied, with your consent, upon the opinion of Ronald T. Lindsay, Esquire, Senior Vice President and General Counsel of the Company, addressed to you of even date herewith. Ronald T. Lindsay, Esquire, Senior Vice President and General Counsel of the Company, may rely upon this opinion in rendering his opinion as to the validity and binding effect of the Notes.
We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose

SCANA Corporation
August 27, 2015

consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.
This opinion is expressed as of the date hereof and we do not assume any obligation to update or supplement it to reflect any change in any fact or circumstance that hereafter comes to our attention, or any change in law that may occur hereafter.

Very truly yours,

/s/ Troutman Sanders LLP